Exhibit 99.1

For additional information contact: Richard S. DeRose (703) 293-7901 For release: August 13, 2008 at 9:00 a.m.

Information Analysis Inc. Reports Second Quarter Results

FAIRFAX, VIRGINIA – Information Analysis, Inc. (OTCBB:IAIC) today reported results for the second fiscal quarter ended June 30, 2008. Revenues were $1,697,000, from the $2,557,000 reported in 2007’s second quarter. The Company reported a net loss of $80,000, or $(0.01) per share, compared to net income of $17,000, or $0.00 per share, in the second quarter 2007. IAI reported revenue of $3,446,000 for six months ending June 30, 2008, compared to $5,162,000 reported for the same period in 2007. Net loss for the first six months of 2008 was $198,000, or ($0.01) per share, versus net income of $112,000, or $0.01 per share, in the comparable 2007 period.

     “The Company’s revenue and earnings were down in the second quarter in comparison to the second quarter of 2007,” Sandor Rosenberg, Chairman and Chief Executive Officer of IAI said. “However, we reduced our loss from the first quarter 2008. During the second quarter we started work on some new tasks which should show improvement in the third and fourth quarters. The company is continuing the active pursuit of the conversion and system modernization business in addition to developing new business partnerships in the growth markets of security and virtualization.

“We continue to pursue merger and acquisition opportunities.”

About Information Analysis Incorporated

     Information Analysis Incorporated (www.infoa.com), headquartered in Fairfax, Virginia, is an information technology services company. The Company is a web solution provider and software conversion specialist, modernizing legacy systems and extending their reach to the Internet world.

Additional information for investors

     This release may contain forward-looking statements regarding the Company's business, customer prospects, or other factors that may affect future earnings or financial results. Such statements involve risks and uncertainties which could cause actual results to vary materially from those expressed in the forward-looking statements. Investors should read and understand the risk factors detailed in the Company's 10-KSB for the fiscal year ended December 31, 2007 and in other filings with the Securities and Exchange Commission.

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Information Analysis Reports Second Quarter Results
August 13, 2008

Information Analysis Incorporated
Condensed Income Statements
	Three months ended June 30,
(in thousands, except per share data; unaudited)	2008	2007
Sales:
Professional fees	$1,345	$1,777
Software sales	352	780
Total revenue	1,697	2,557
Cost of goods sold and services provided:
Cost of professional fees	1,035	1,363
Cost of software sales	263	641
Total cost of sales	1,298	2,004
Gross margin	399	553
Operating expenses:
Selling general & administrative	483	542
Operating (loss) income	(84)	11
Other income	4	6
(Loss) income before income taxes	(80)	17
Provision for income taxes	--	--
Net (loss) income	$(80)	$17
Comprehensive income	$(80)	$17

Net (loss) income per share:
Basic and diluted	$(0.01)	$0.01

Shares used in calculating earnings per share:
Basic	11,196,760	11,196,760
Diluted	11,196,760	11,398,487

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Information Analysis Reports Second Quarter Results
August 13, 2008

Information Analysis Incorporated
Condensed Income Statements
	Six months ended June 30,
(in thousands, except per share data; unaudited)	2008	2007
Sales:
Professional fees	$2,832	$3,677
Software sales	614	1,485
Total revenue	3,446	5,162
Cost of goods sold and services provided:
Cost of professional fees	2,157	2,821
Cost of software sales	446	1,182
Total cost of sales	2,603	4,003
Gross margin	843	1,159
Operating expenses:
Selling general & administrative	1,051	1,059
Operating (loss) income	(208)	100
Other income	10	12
(Loss) income before income taxes	(198)	112
Provision for income taxes	--	--
Net (loss) income	$(198)	$112
Comprehensive income	$(198)	$112

Net (loss) income per share:
Basic and diluted	$(0.01)	$0.01

Shares used in calculating earnings per share:
Basic	11,196,760	11,196,760
Diluted	11,196,760	11,401,905

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Information Analysis Reports Second Quarter Results
August 13, 2008

Information Analysis Incorporated
Balance Sheets
	As of	As of
(in thousands)	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$1,061	$1,223
Accounts receivable, net	1,468	1,560
Prepaid expenses	381	462
Other assets	4	4
Other receivables	--	3
Total current assets	2,914	3,252

Fixed assets, net	68	79
Other assets	9	9
Total assets	$2,991	$3,340

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$493	$721
Deferred revenue	482	394
Accrued payroll and related liabilities	252	258
Other accrued liabilities	38	45
Income taxes payable	3	3
Total liabilities	1,268	1,421

Common stock, par value $0.01, 30,000,000 shares authorized;
12,839,376 shares issued, 11,196,760 outstanding	128	128
Additional paid in capital	14,548	14,546
Accumulated deficit	(12,023)	(11,825)
Less treasury stock; 1,642,616 shares at cost	(930)	(930)
Total stockholders' equity	1,723	1,919
Total liabilities and stockholders' equity	$2,991	$3,340

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